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                                                                   EXHIBIT 10.16


                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                  ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC,
                     a Tennessee limited liability company,

                           FSPP EDUCATION I, L.L.C.,
                      a Delaware limited liability company

                                      and

                           FSPP EDUCATION II, L.L.C.
                     a Delaware limited liability company,

                       Collectively as the Contributors,

                             ALLEN & O'HARA, INC.,
                            a Tennessee corporation,

                               THOMAS J. HICKEY,

                               CRAIG L. CARDWELL,

                               RANDALL H. BROWN,

                               WILLIAM W. HARRIS

                                      and

                               WALLACE L. WILCOX

                               As the Designees,

                                      AND

                  EDUCATION REALTY OPERATING PARTNERSHIP, LP,
                        a Delaware limited partnership,

                                as the Acquirer


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                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (this "Agreement") is made as of the 23 day of September, 2004 by and among ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC, a Tennessee limited liability company ("A&O"), FSPP EDUCATION I, L.L.C., a Delaware limited liability company ("FSPP I") and FSPP EDUCATION II, L.L.C., a Delaware limited liability company ("FSPP II," together with FSPP I being collectively referred to as "Fremont;" A&O, FSPP I and FSPP II are sometimes hereinafter referred to individually as a "Contributor" and collectively referred to as the "Contributors"); ALLEN & O'HARA, INC., a Tennessee corporation, THOMAS J. HICKEY, CRAIG L. CARDWELL, RANDALL H. BROWN, WILLIAM W. HARRIS and WALLACE L. WILCOX (sometimes hereinafter individually referred to as a "Designee" and collectively referred to as the "Designees"); and EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the "Acquirer").

                                    RECITALS

         A. Education Properties Trust, LLC, a Delaware limited liability company (the "Company") is the owner of four special purpose entities which each own a student housing community, namely (i) EPT Tallahassee I, LLC, a Delaware limited liability company ("EPT Tallahassee") which owns the property known as the Player's Club Apartments located in Tallahassee, Florida, (ii) EPT Athens I, LLC, a Delaware limited liability company ("EPT Athens") which owns the property known as The Reserve at Athens located in Athens, Georgia, (iii) EPT Clemson I, LLC, a Delaware limited liability company ("EPT Clemson") which owns the property known as The Reserve at Clemson located in Central, South Carolina, and (iv) EPT Tucson I, LLC, a Delaware limited liability company ("EPT Tuscon") which owns the property known as NorthPointe Apartments located in Tucson, Arizona (each of EPT Tallahassee, EPT Athens, EPT Tuscon, EPT Clemson, EDR Clemson I, L.P., a Delaware limited partnership ("EDR Clemson") and EDR Clemson I GP, LLC, a Delaware limited liability company and the general partner of EDR Clemson are referred to herein individually as an "Entity" and collectively as the "Entities" and the real property and other assets owned by each of the Entities are referred to herein individually as a "Property" and collectively as the "Properties").

         B. A&O is the record and beneficial owner of a 12.95% membership interest in the Company, FSPP I is the record and beneficial owner of a 66.38% membership interest in the Company and FSPP II is the record and beneficial owner of a 20.67% membership interest in the Company (such membership interests are referred to herein collectively as the "Company Interests").

                                   AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                THE CONTRIBUTION


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         1.1      Contribution of Company Interests. The Contributors agree to contribute and transfer the Company Interests to the Acquirer, and the Acquirer agrees to accept transfer of the Company Interests and to assume all obligations and liabilities in respect thereof accruing on and thereafter pursuant to the terms and conditions set forth in this Agreement. Although the Properties are encumbered by certain deeds of trust securing loans (the "Property Loans") from Bank of America, N.A. or its assignee (the "Property Lender") to the Entities, as described in Section 1.1 of the Disclosure Schedule attached hereto as Exhibit A (the "Disclosure Schedule"), the Company Interests shall be transferred to the Acquirer free and clear of any claim, lien, charge, security interest, mortgage, deed of trust, encumbrance, purchase right or other right of any nature whatsoever of any third party ("Liens").

         1.2 Consideration. The total consideration (the "Consideration") for which the Contributors agree to contribute and assign the Company Interests to the Acquirer, and which the Acquirer agrees to pay or deliver to the Contributors (or the Contributors" Designee for such payment and delivery), subject to the terms of this Agreement, shall equal the difference between $77,884,000 and the outstanding principal balance of the Property Loans on the Closing Date(1) (as hereinafter defined) (the amount of such difference being the "Closing Value"). The Consideration payable to Fremont shall be payable in cash and shall equal the Closing Value multiplied by 0.8705. The Consideration payable to A&O shall equal the Closing Value multiplied by 0.1295 and shall be paid as follows: cash in the amount of $2,252,045, and the balance in units of limited partnership interest in the Acquirer ("Units") having a per Unit value equal to the per share price at which the common stock (the "Common Stock") of Education Realty Trust, Inc., a Maryland corporation (the "REIT"), are offered to the public in the underwritten initial public offering of the Common Stock (the "Public Offering") before any discounts or fees paid to underwriters. A sample Consideration calculation is attached hereto as Schedule I. The Contributors hereby direct the Acquirer to pay the Consideration on the Closing Date to the Contributors (or their Designees set forth on Schedule II attached hereto). No fractional Units will be issued as Consideration hereunder, but in lieu of issuing fractional Units, the value thereof shall be paid in cash. The Contributors and Designees that obtain Units acknowledge that any certificates evidencing the Units will bear appropriate legends indicating (i) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and (ii) that the Acquirer's Agreement of Limited Partnership (the "Acquirer's Partnership Agreement") will restrict the transfer of the Units. The Contributor or any Designee (provided the Designee is an accredited investor) that receives Units shall upon receipt of the Units become a limited partner of the Acquirer and shall execute the Acquirer's Partnership Agreement. Except as otherwise expressly set forth in this Agreement, each Contributor acknowledges and agrees that once the Closing (as hereinafter defined) occurs, Acquirer shall be the sole member of the Company, the Contributor shall no longer be a member of the Company, shall no longer be entitled to receive any distributions from the Company, and shall have no further right, title or interest in the Company.


---------
(1) For purpose of determining the outstanding principal balances of the Property Loans on the Closing Date, it shall be assumed that any loan payments due with respect to the month in which the Closing occurs have been made as of the first day of such month, irrespective of whether such payments have been made.


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         1.3      Tax Consequences to Contributor. The parties agree that the transactions contemplated by this Agreement shall constitute a taxable sale of the Company Interests as to the Contributors.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations by Acquirer. The Acquirer hereby represents and warrants to each Contributor that:

                  (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's partners or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

                  (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of limited partnership, partnership agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

                  (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquirer is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (ii) could have material and adverse effect on the business, financial position, or results of operations (a "Material Adverse Effect") of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

                  (d) Consents. Each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

                  (e) No Brokers. Acquirer has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by the Acquirer. Acquirer hereby agrees to indemnify and hold the Contributors and their employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities,


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damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

                  (f) Units Validly Issued. The Units that constitute part of the Consideration, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). The Designees shall each be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Acquirer's Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. The Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights.

                  (g) Solvency. Acquirer has been and will be solvent at all times prior to and immediately following the Closing. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to the Acquirer's knowledge, threatened against the Acquirer.

         2.2 Representations by A&O. A&O hereby represents and warrants to the Acquirer:

                  (a) Organization and Power. It is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. It has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by A&O of its obligations hereunder have been duly authorized by all requisite action of A&O and require no further action or approval of A&O's members, managers, officers, directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of A&O. Each of the Company and each Entity (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) has the requisite power and authority to carry on its business as it is presently conducted and (iii) to the extent required applicable law, is qualified to do business in each jurisdiction in which the nature of its business or the character of its property makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect with respect to such entity. The general partner, managing member or administrative member of each of the Company and of each Entity has provided to the Acquirer true and correct copies of such entity's operating agreement and other organizational documents, with all amendments as in effect on the date of this Agreement (collectively, the "Organizational Documents"). Section 2.2(a) of the Disclosure Schedule lists, with respect to the Company and each Entity, its jurisdiction of formation and each of its partners, members or other equity owners as of the date hereof.

                  (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by A&O has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any of the Organizational Documents, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment,


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decree, order, restrictive covenant, statute, rule, or regulation applicable to
A&O, the Company, any of the Entities, the Company Interests or the Properties.

                  (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting A&O, the Company, any of the Entities or any of the Properties in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner asserts claims regarding the validity or enforceability of this Agreement, (ii) could have a Material Adverse Effect with respect to A&O, the Company, any of the Entities or the Properties, (iii) could have a Material Adverse Effect on A&O's ability to perform its obligations hereunder or under any document to be delivered pursuant hereto, or (iv) could create a Lien on the Company Interests, the Company, any of the Entities, any of the Properties, any part thereof, or any interest therein.

                  (d) Solvency. A&O, the Company and each Entity has been and will be solvent at all times prior to and immediately following the transfer of the Company Interests to the Acquirer. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to A&O's knowledge, threatened against A&O, the Entities or the Property.

                  (e) Ownership of Company Interests and the Entities. The Company Interests listed on Section 2.2(e) of the Disclosure Schedule constitute all of the issued and outstanding equity interests in the Company, and all such interests are owned by the Contributors. Each Contributor is the sole owner of its Company Interests, beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey the Company Interests, free and clear of any Liens. Upon delivery of consideration for such Company Interests, the Contributors will transfer to Acquirer good and valid title thereto, free and clear of any Liens except Liens created in favor of the Acquirer by the transactions contemplated hereby. The Company owns directly or indirectly all of the issued and outstanding equity interests in each of the Entities, beneficially and of record, free and clear of any Liens of any nature. Except for those to be acquired by the Acquirer in connection with this Agreement, there are no rights to purchase, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or similar understandings of any kind outstanding (i) relating to any interest in the Company or any Entity or any of the Properties, or (ii) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the Company Interests, any of the Properties, any interest in the Company or any Entity, or any securities of any kind convertible into any of the foregoing, or any equity interest or profit participation of any kind in the Company or any of the Entities (other than in connection with the existing management agreements for the Properties provided to Acquirer). A&O does not have any commitment or legal obligation, absolute or contingent, to any other individual, corporation, limited liability company, partnership, trust or other entity ("Person") other than the Acquirer to sell, sign, transfer or effect a sale of any right, title or interest in or to the Company, any of its Company Interests, the Properties or any of the Entities.

                  (f) No Consents. Except as shall have been obtained on or before the Closing Date, and, for informational purposes, as set forth in
Section 2.2(f) of the Disclosure Schedule,


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no consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any third party governmental agency or body is necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by A&O.

                  (g) No Brokers. A&O has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by any Contributor. A&O hereby agrees to indemnify and hold the Acquirer, Fremont and their respective employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

                  (h) Title to the Property. From the date hereof through the Closing Date, either EPT Clemson or EDR Clemson will own good and marketable fee simple title to the Property known as the Reserve at Clemson, free and clear of any Liens other than the deed of trust securing the Property Loan related to such Property, the lien for current year real estate taxes and assessments not yet due or payable, the Leases (as hereinafter defined) and such recorded utility easements serving such Property which do not materially and adversely affect the marketability of title to the Property or the use of the Property and on the Closing Date EDR Clemson will own good and marketable fee simple title to the Property known as The Reserve at Clemson, free and clear of any Liens other than the deed of trust securing the Property Loan related to such Property, the lien for current year real estate taxes and assessments not yet due or payable, the Leases and such recorded utility easements serving such Property which do not materially and adversely affect the marketability of title to the Property or the use of the Property. Each Entity other than EPT Clemson, EDR Clemson and EDR Clemson I GP, LLC owns good and marketable fee simple title of record to the Property identified in the recitals hereto and further described on Section 2.2(h) of the Disclosure Schedule, free and clear of any Liens other than the deed of trust securing the Property Loan related to such Property, the lien for current year real estate taxes and assessments not yet due or payable, the Leases and such recorded utility easements serving the Property which do not materially and adversely affect the marketability of title to the Property or the use of the Property.

                  (i) No Agreements to Sell. Except for the Leases, neither the Company nor any Entity has made any agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber any Property or to not sell any Property, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to any Property.

                  (j) Leases. Each Entity that owns fee title to the underlying Property (the "Holder") holds the lessor's interest under all leases, licenses, tenancies, possession agreements and occupancy agreements with the tenants of such Property (the "Leases"). A true and complete copy of all Leases have been made available to the Acquirer; to A&O's knowledge, such Leases are in full force and effect, except as indicated otherwise in Section 2.2(j) the Disclosure Schedule, the Holder, as lessor under such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to A&O's knowledge, except as set forth in Section 2.2(j) of the Disclosure Schedule, no tenant is in default under any Lease except to the extent such default


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would not have a Material Adverse Effect with respect to the applicable Holder;
rent is being billed to the tenants in accordance with the Leases; no tenant is entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent and no tenant under any such Lease claims a right to any of the foregoing, except as set forth in Section 2.2(j) of the Disclosure Schedule; the Holder has received no written notice that any tenant under any such Lease contests any rent or other charges billed to it, except as set forth in Section 2.2(j) of the Disclosure Schedule; no assignment of the Holder's rights under any Lease is in effect on the date hereof other than collateral assignments to secure mortgage indebtedness; and, except as set forth in
Section 2.2(j) of the Disclosure Schedule with respect to any Leases entered into by such Holder, no brokerage commissions will be due upon the failure of any tenant under any such Lease to exercise any cancellation right granted in its Lease or upon any extension or renewal of such Leases. To A&O's knowledge, all material obligations of the lessor under the Leases that have accrued to the date hereof have been performed or satisfied.

                  (k) Liabilities; Indebtedness. Except for the Property Loans, neither the Company nor any of the Entities has any indebtedness or any liabilities whatsoever, contingent, accrued or otherwise, except in each instance for trade payables and obligations for other customary and ordinary expenses incurred in the ordinary course of business that are not more than 30-days delinquent and that have been disclosed to the Acquirer.

                  (l) Insurance. Each Holder currently has in place public liability, casualty and other insurance coverage with reputable insurance companies with respect to its Property in customary amounts for projects similar to the Property in the market in which such Property is located, and in all cases in compliance with the existing financing arrangements. To A&O's' knowledge, each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. No written notice of cancellation, default or non-renewal has been received or to A&O's knowledge threatened with respect thereto.

                  (m) Personal Property. The Entities own all of the tangible personal property constituting "Fixtures and Personal Property" (as defined below) which is used in and, individually or in the aggregate with other such property, is material to the operation of the Properties. "Fixtures and Personal Property" shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal property located on the Properties and used in connection with the operation or maintenance of the Properties; excluding, however, all furniture, furnishings, and other items of personal property owned by tenants. To A&O's knowledge, except as set forth in Section 2.2(m) of the Disclosure Schedule, such Fixtures and Personal Property are free and clear of all Liens. All equipment, fixtures and personal property located at or on the Property shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable to be replaced in the ordinary course of business.

                  (n)      Employees and Contracts. Except as set forth in
Section 2.2(n) of the Disclosure Schedule, (i) there are no contracts with employees of the Company or any Entity as of the date hereof, nor (ii) service or maintenance contracts affecting any Property, in each case which are not cancelable upon thirty (30) days notice or less or which are for a contract amount greater than $100,000 per annum. True and correct copies of all service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to any

Property (the "Service Contracts") have been made available to the Acquirer and the same are in full force and effect and have not been modified or amended except in the ordinary course of the applicable Entity's business. To A&O's knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect with respect to the applicable Entity. To A&O's knowledge, there are no union contracts or similar agreements between the Company or any Entity and its employees. Except as set forth in Section 2.2(n) of the Disclosure Schedule, no employee is entitled to receive annual compensation (including bonus) from the Company or any Entity in excess of $100,000.

                  (o) Loans. To A&O's knowledge, the Property Loans and the documents entered into in connection therewith (collectively, the "Loan Documents") are in full force and effect as of the date hereof. To A&O's knowledge, the mortgagor has not received written notice of an event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the Loan Documents which would have a Material Adverse Effect. True and correct copies of the existing Loan Documents have been made available to the Acquirer.

                  (p) Taxes. The copies of the real property tax bills for each Property for the current tax year which have been furnished or made available to the Acquirer by A&O are true and correct copies of all of the tax bills for such tax year actually received by any Holder or such Holder's agents for the Property. For federal income tax purposes, each Entity is, and at all times during its existence has been, a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation). Each Entity has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it. No Entity has requested any extension of time or agreed to any extension of the applicable statue of limitations within which to file any pending tax returns. None of the tax returns filed by any of the Entities is the subject of a pending or ongoing audit, and neither the Company nor A&O has received written notice from any federal, state, local or foreign taxing authority as to any tax deficiency or other assessment against any Property or any Entity.

                  (q) Zoning. None of A&O, the Company or any of the Entities has received any written notice (which remains uncured) from any governmental authority stating that any of the Properties is currently violating any zoning, land use or other similar rules or ordinances in any material respect that would reasonably be expected to have a Material Adverse Effect with respect to the Company or any Entity.

                  (r) Property Management Agreements. All of the property management agreements for the Properties are listed in Section 2.2(r) of the Disclosure Schedule and are in full force and effect and no Entity or, to the knowledge of A&O, other party to such management agreements is in default thereunder.

                  (s) No Agreements. Except as set forth in the Organizational Documents or Section 2.2(s) of the Disclosure Schedule, no Property is subject to any outstanding agreement of sale or ground lease, option to purchase or other right of any third party to acquire any interest therein (other than under the Leases).


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                  (t)      Environmental Conditions. None of A&O, any of the
Entities or the Company has received any written notice of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, "Hazardous Substances") that would cause any of the Properties, any of the Entities or the Company to be in violation of any applicable Environmental Laws and that remains uncured, nor has A&O, any of the Entities or the Company received written notice that any Property is not in compliance with applicable Environmental Laws. Except as disclosed on the Phase I environmental reports with respect to the Properties delivered by A&O to the Acquirer, to A&O's knowledge, there are no Hazardous Substances located at, on or under any Property and no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from any Property onto any adjoining properties. For the purposes of this Section, "Environmental Laws" means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment or to the use, transportation and disposal of Hazardous Substances.

                  (u) Compliance With Laws. The Company and each of the Entities possess and/or on or prior to Closing will possess such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business to be conducted by it, and neither the Company nor any Entity has received any written notice of proceedings that have been or may be commenced relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect with respect to the Company or any Entity. Neither the Company nor any Entity has received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans with Disabilities Act, or any restrictive covenants or other easements, encumbrances or agreements, relating to any Property, which remains uncured and would have a Material Adverse Effect with respect to the Company or any Entity.

                  (v) Condemnation and Moratoria. There are (i) no pending or to the knowledge of A&O, threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect any Property; (ii) no pending or to the knowledge of A&O, threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of any Property; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of any Property. No portion of any Property is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within any of the Properties. A&O has no actual knowledge of any change or proposed change in the route, grade or width of or otherwise affecting, any street or road adjacent to or serving any of the Properties which could reasonably be expected to have a Material Adverse Effect with respect to any Entity.

                  (w) Condition of Improvements. To the best of A&O's knowledge, there is no material defect in the condition of any Property, including the improvements thereon, the roof, foundation, load-bearing walls or other structural elements thereof, and the mechanical, electrical, plumbing and safety systems therein. To the best of A&O's knowledge, no material damage to any Property has occurred from casualty or other cause, nor is there any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. All utilities necessary for the current operation of each of the Properties are available to each Property.

                  (x) Patriot Act Representations. Neither A&O, nor to the knowledge of A&O, any direct or indirect owner of A&O, (i) are included on any Government List, (ii) are Persons who have been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) have been indicted or convicted of any Patriot Act Offenses, or (iv) are currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Agreement, (i) "Government List" means (A) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (C) any similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America; (ii) "OFAC" means the Office of Foreign Asset Control, U.S. Department of the Treasury,
(iii) "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT
ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws, and (iv) "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act and also means the crimes of conspiracy to commit, or aiding and abetting another to commit any of the foregoing.

         2.3 Representations by Fremont. Each of FSPP I and FSPP II jointly and severally represents and warrants to the Acquirer:

                  (a) Organization and Power. It is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation. It has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite action of such Contributor and require no further action or approval of such Contributor's members, managers, officers, directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of such Contributor.

                  (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by such Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any of the organizational documents, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to such Contributor.

                  (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened against or affecting such Contributor in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner asserts claims challenging the validity or enforceability of this Agreement, (ii) could have a Material Adverse Effect with respect to such Contributor; (iii) could have a Material Adverse Effect on such Contributor's ability to perform its obligations hereunder or under any document to be delivered pursuant hereto, or (iv) could create a Lien on such Contributor's Company Interests.

                  (d) Solvency. Such Contributor has been and will be solvent at all times prior to and immediately following the transfer of the Company Interests to the Acquirer. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to such Contributor's knowledge, threatened against such Contributor.

                  (e) Ownership of Company Interests. Such Contributor's Company Interests listed on Schedule II constitute all of the issued and outstanding equity interests of said Contributor in the Company, and all such interests are owned by said Contributors. Such Contributor is the sole owner of its Company Interests (with FSPP I being the record and beneficial owner of a 66.38% membership interest in the Company and FSPP II being the record and beneficial owner of a 20.67% membership interest in the Company), beneficially and of record, free and clear of any Liens of any nature and has full power and authority to convey its Company Interests, free and clear of any Liens. Upon delivery of consideration for such Company Interests, such Contributor will transfer to Acquirer good and valid title thereto, free and clear of any Liens except Liens created in favor of the Acquirer by the transactions contemplated hereby. Such Contributor does not have any commitment or legal obligation, absolute or contingent, to any Person other than the Acquirer to sell, sign, transfer or effect a sale of any right, title or interest in or to its Company Interests.

                  (f) No Consents. Except as shall have been obtained on or before the Closing Date, no consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any third party governmental agency or body is necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by such Contributor.

                  (g) No Brokers. Such Contributor has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein on account of any action by such Contributor. Such Contributor hereby agrees to indemnify and hold the Acquirer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing. This indemnification shall survive Closing or any termination of this Agreement.

                  (h) Patriot Act Respresentations. Neither such Contributor, nor to the knowledge of such Contributor, any direct or indirect owner of such Contributor, (i) are included on any Government List, (ii) are Persons who have been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) have been indicted or convicted of any Patriot Act Offenses, or (iv) are currently under investigation by any governmental authority for alleged criminal activity.

         2.4 Representations of Designees. Each of Designees hereby represents and warrants as to itself and not as to any other Designee the following:

                  (a) The Designee is knowledgeable, sophisticated and experienced in business and financial matters; the Designee has previously invested in securities similar to the Units and fully understands the limitations on transfer imposed by the federal securities laws and as described in this Agreement. The Designee is able to bear the economic risk of holding the Units for an indefinite period and is able to afford the complete loss of its investment in the Units; the Designee has received and reviewed all information and documents about or pertaining to the REIT, the Acquirer, the business and prospects of the REIT and the Acquirer and the issuance of the Units as the Designee deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT, the Acquirer, the business and prospects of the REIT and the Acquirer and the Units which the Designee deems necessary or desirable to evaluate the merits and risks related to its investment in the Units and to conduct its own independent valuation of the Units; and the Designee understands and has taken cognizance of all risk factors related to the purchase of the Units. The Designee is a sophisticated real estate investor. In acquiring the Units and engaging in this transaction, the Designee is not relying upon any representations made to it by the Acquirer, or any of the officers, employees, or agents of the Acquirer not contained herein. The Designee is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Designee's advisors (including tax advisors), and not upon that of the Acquirer or any of the Acquirer's advisors or affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this Agreement. The Designee represents and warrants that it has reviewed and approved the form of the Acquirer's Partnership Agreement attached hereto as Exhibit C.

                  (b) The Designee understands that neither the Units nor the Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to the Designee (or its Designee) are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Designee has no present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, the Designee may distribute the Units to those of its members or successors that (i) have represented and warranted to the Acquirer in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and (ii) have executed the Acquirer's Partnership

Agreement as limited partners. The Designee understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold without registration under such laws or the availability of an exemption from such registration and that the Acquirer's Partnership Agreement will restrict transfer of the Units.

                  (c) The Designee is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. The Designee has previously provided the Acquirer with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

                                  ARTICLE III

                           COVENANTS AND INDEMNITIES

         3.1      Covenants Pending Closing.

                  (a) From the date hereof until the Closing, each Contributor agrees that with respect to itself and not to any other Contributor, it shall not:

                           (i)      Sell, transfer (or agree to sell or
transfer) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its Company Interests; or

                           (ii)     Mortgage, pledge or encumber (or permit to
become encumbered) all or any portion of its Company Interests.

                  (b) From the date hereof through the Closing, A&O, in its capacity as the Administrative Member of the Company, shall cause the Company and each of the Entities to conduct its business in the ordinary course of business, generally consistent with past practice, and shall, to the extent within his or its control, not permit the Company or any Entity, without the prior written consent of Acquirer (not to be unreasonably withheld or delayed), to:

                           (i)      Enter into any material transaction not in
the ordinary course of business of such entity:

                           (ii)     Sell, transfer or dispose of, or cause the
sale, transfer or disposition of (or agree to do any of the foregoing) any assets of such entity, except in the ordinary course of business consistent with past practice;

                           (iii)    Mortgage, pledge or encumber (or permit to
become encumbered) any assets of such entity, except (A) liens for taxes not due, (B) purchase money security interests in the ordinary course of such entity's business, and (C) mechanics' liens being disputed by such entity in good faith and by appropriate proceeding in the ordinary course of such entity's business (provided such mechanics liens are released prior to or on the Closing Date at no cost to the Acquirer);

                           (iv)     Amend, modify or terminate any Lease,
contract or other instruments relating to any of the Properties to which such entity is a party, except in the ordinary course of the entity's business generally consistent with past practice;

                           (v)      Cause or affirmatively permit any Entity to
change the existing use of any Property;

                           (vi)     Cause or affirmatively permit any entity to
enter into any new Lease or terminate any existing Lease except in the ordinary course of the entity's business generally consistent with past practice;

                           (vii)    Cause or take any action that would render
any of the representations or warranties regarding the Properties as set forth herein untrue in any material respect;

                           (viii)   Terminate or amend any existing insurance
policies affecting the Properties that results in a material reduction in insurance coverage for one or more Properties;

                           (ix)     Knowingly cause or affirmatively permit the
entity to violate or fail to use commercially reasonable efforts to cure any violation of any applicable laws;

                           (x)      Materially alter the manner of keeping such
entity's books, accounts or records or the accounting methods therein reflected; or

                           (xi)     Make any distribution to its members.

                  Fremont agrees that it will not, in its capacity as a member of the Company approve any of the actions set forth above or cause the Company to take any such actions.

                  Nothing in this Agreement will require any Contributor to contribute any additional capital to the Company.

                  (c) From the date hereof until the Closing Date, the Company and each Entity will afford to the officers and authorized representatives of the Acquirer access to all of the Company's and each Entity's books and records and will furnish the Acquirer with such additional financial and operating data and other information as to the business and properties of the Company and each Entity as the Acquirer may from time to time reasonably request, subject only to any confidentiality restrictions imposed on the Company by virtue of any written agreements with any other party concerning any such information.

                  (d) Notwithstanding anything to the contrary contained herein, any failure by any Contributor to comply with or fulfill the covenants contained in this Section 3.1 shall not constitute an indemnifiable claim under
Section 3.4 of this Agreement, but shall constitute an unfulfilled condition precedent pursuant to Section 5.1, provided such failure is identified to or otherwise becomes known to the Acquirer prior to Closing.

         3.2      Tax Covenants.

                  (a) From the date hereof and subsequent to the Closing, each Contributor and the Acquirer shall provide each other with such cooperation and information relating to the Company as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, or
(iii) conducting or defending any proceeding in respect of taxes. The Acquirer shall promptly notify the Contributors in writing upon receipt by the Acquirer or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the Company and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Acquirer or any of its affiliates, in each case which may affect the liabilities for taxes of any Contributor with respect to any tax period ending on or before the Closing Date. Each Contributor shall promptly notify the Acquirer in writing upon receipt by such Contributor of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Company. Each of the Acquirer and each Contributor may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that such Contributors shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Contributors (or its owners) has acknowledged liability (except as a partner of the Partnership) for the payment of any additional tax liability, and the Acquirer shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Acquirer nor any Contributor may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its owners without the consent of the other party, such consent not to be unreasonably withheld or delayed. Each Contributor and the Acquirer shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate to and until the final determination of any tax in respect of such years.

                  (b) With respect to the Property, the Acquirer, A&O and the Designees agree that the Acquirer shall use the "traditional method" with "curative allocations", as described in Regulations Section 1.704-3(c), to make allocations of taxable income and loss to Contributor and the Designees with respect to the Property.

         3.3      Financial Records.

                  (a) Each Contributor acknowledges that Acquirer may be required to comply with certain acquisition audit or disclosure requirements pursuant to applicable regulations of the Securities Exchange Commission ("SEC") in connection with the Public Offering of shares of the REIT. As such, Acquirer may be required to file with the SEC audited financial statements of the Company, the Entity, the Property and/or pro forma financial statements giving effect to the acquisition of the Company Interests. Accordingly, each Contributor agrees to cooperate and make available to Acquirer such records as may be necessary to permit Acquirer to comply with SEC requirements. For the avoidance of doubt, no Contributor will be required to provide or disclose to Acquirer the financial statements of such Contributor.

                  (b) At the Closing, A&O agrees to deliver to Acquirer the most recent audited financial statements of the Company, the Entity and the Property, if any, and any more current unaudited balance sheets and income statements for the Company, the Entity and the Property for the current fiscal year through the Closing Date and for the comparable portion of the prior fiscal year.

                  (c) Subsequent to the Closing, A&O agrees to cooperate with Acquirer's independent auditors to provide access to financial records and accounting personnel that may be required to permit the preparation and audit of financial statements of the Company, the Entity and/or the Property for the required periods pursuant to applicable SEC regulations. This provision shall survive the Closing.

         3.4      Contributors' Indemnity.

                  (a) A&O hereby agrees to indemnify and hold each of the Acquirer, the REIT, and each of their respective employees, directors, members, partners, affiliates and agents (each of which is an "Indemnified Acquirer Party") harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) (collectively, "Losses") which the Indemnified Acquirer Party may suffer or incur by reason of (a) any breach of A&O's representations or warranties contained in Section 2.2 of this Agreement, (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Company Interests prior to the Closing Date, and (c) the ownership or operation of the Properties and relating to the period prior to the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period prior to the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Properties or any portion thereof or with respect to the Properties' operations at any time prior to the Closing Date.

                  (b) FSPP I and FSPP II hereby agrees to jointly and severally indemnify and hold each of the Indemnified Acquirer Parties harmless of and from all Losses which any Indemnified Acquirer Party may suffer or incur by reason of any breach of the representations or warranties contained in
Section 2.3 of this Agreement.

         3.5 Acquirer's Indemnity. The Acquirer agrees to indemnify and hold each Contributor, and each Contributor's employees, directors, members, partners, affiliates and agents (each of which is an "Indemnified Contributor Party") harmless of and from all Losses which the Indemnified Contributor Party may suffer or incur by reason of (a) any breach of the Acquirer's representations or warranties contained in Section 2.1 of this Agreement, (b) the offering or sale of Common Stock in the Offering, (c) any act or cause of action occurring or accruing on or after the Closing Date and arising from the ownership of the Company Interests or the operation of the Properties on or after the Closing Date, and (d) the ownership or operation of the Properties and relating to the period on or after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period on or after the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Properties or any portion thereof or with respect to the Properties' operations at any time on or after the Closing Date.

                                   ARTICLE IV

                              RELEASES AND WAIVERS

         Each of the releases and waivers enumerated in this Article 4 shall become effective only upon the Closing.

         4.1      General Release of Acquirer.

         As of the Closing, each Contributor irrevocably waives, releases and forever discharges the Acquirer and the Acquirer's affiliates, partners (including the Company), agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Contributor Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Organizational Documents, the Properties or any other matter which exists at the Closing, except for Contributor Claims arising from the breach of any representation, warranty, covenant or obligation by the Acquirer under this Agreement or any agreement contemplated hereby.

         4.2      General Release of Contributors.

         As of the Closing, the Acquirer irrevocably waives, releases and forever discharges each Contributor and each Contributor's affiliates, partners, members, officers, directors, agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Acquirer Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Organizational Documents, the Properties or any other matter which exists at the Closing, except for Acquirer Claims arising from the breach of any representation, warranty, covenant, or obligation by any Contributor under this Agreement or any agreement contemplated hereby.


                                   ARTICLE V

                      CONDITIONS PRECEDENT TO THE CLOSING

         5.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

                  (a) Contributors' Obligations. The Contributors shall have performed, in all material respects, all obligations of the Contributors hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Contributors pursuant to Section 6.2.

                  (b) Contributors' Representations and Warranties. The Contributors' representations and warranties set forth in Sections 2.2 and 2.3 shall be true and correct, in all material respects, as if made again on the Closing Date.

                  (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

                  (d) Third Party Consents. To the extent required by the Loan Documents, the Acquirer shall have obtained the consent of the Lender to the Acquirer's acquisition of the Company Interests and/or either assigning the existing Loan Documents to the Acquirer or entering into a new loan agreement for the Property between the lender and the Acquirer.

                  (e) Completion of Public Offering. The Public Offering shall have been completed.

                  (f) Title Policies. Acquirer shall have received updated title policies for each Property as of the Closing Date satisfactory to the Acquirer.

                  (g) Termination Agreement. Acquirer shall have received a Termination Agreement substantially in the form of Exhibit C attached hereto (the "Termination Agreement"), executed by each of Fremont Strategic Property Partners, L.P., a Delaware limited partnership, and Fremont FSPP Partners, L.P., a Delaware limited partnership, affiliates of Fremont, and Allen & O'Hara Education Services, LLC, a Tennessee limited liability company.

                  (h) Transfer of Clemson Property. EPT Clemson will have transferred all of its right title and interest in the Property known as The Reserve at Clemson to EDR Clemson.

         5.2 Conditions to Contributors' Obligations. In addition to any other conditions set forth in this Agreement, each Contributor's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to the Contributor's obligations under this Agreement.

                  (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Contributor, all of the documents and other information required of the Acquirer pursuant to Section 6.3.

                  (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

                  (c) Completion of Public Offering. The Public Offering shall have been completed.

                  (d) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

                  (e) Termination Agreement. Acquirer shall have received the Termination Agreement, executed by each of Fremont Strategic Property Partners, L.P., a Delaware limited partnership, and Fremont FSPP Partners, L.P., a Delaware limited partnership, affiliates of Fremont, and Allen & O'Hara Education Services, LLC, a Tennessee limited liability company.

                  (f) Lender Consent. The Property Lender shall have provided any necessary consent to the transactions contemplated by this Agreement.

                                   ARTICLE VI

                         CLOSING AND CLOSING DOCUMENTS

         6.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at 10:00 a.m. at the offices of Morris, Manning & Martin, LLP in Atlanta, Georgia, or such other place as is mutually agreeable to the parties, on the day the Acquirer receives the proceeds from the Public Offering from the underwriter(s); provided, however, that this Agreement shall terminate if Closing does not occur prior to December 31, 2004, unless this Agreement is extended pursuant to
Section 7.16.

         6.2 Contributors' Deliveries. At the Closing, each Contributor shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Contributors:

                  (a) Assignment of Company Interests. The Contributors shall have executed and delivered an Assignment, in substantially the form of Exhibit B attached hereto (the "Assignment"), granting and conveying to the Acquirer good and valid title to the Company Interests, free and clear of all Liens.

                  (b) FIRPTA Certificate. An affidavit from each of the Contributors certifying pursuant to Section 1445 of the Internal Revenue Code that the Contributor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder).

                  (c) Books and Records. All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, and other indicia of ownership with respect to the Company and each Entity which are in each Contributor's possession.

                  (d) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby. Without limiting the generality of the foregoing, to the extent that individuals associated with any Contributor serve as managers, officers or directors in the Company or any of the Entities, the Contributor shall cause such individuals to resign and withdraw from such positions at Closing. Upon request of the Acquirer, each Contributor shall provide a certified copy of all appropriate corporate actions approving the execution, delivery and performance by each Contributor of this Agreement.

         6.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following to the Contributors in addition to all other items required to be delivered to the Contributors by the Acquirer:

                  (a) Delivery of the Consideration. The Consideration that each Contributor (or its Designee(s)) is entitled to receive under this Agreement. If the Units are certificated, certificates representing Units duly issued by the Acquirer in the name of each of the Designees as of the Closing Date representing the Units to which each such Designee is entitled pursuant to
Section 1.2 of this Agreement.

                  (b) Executed Acquirer's Partnership Agreement. The fully executed Acquirer's Partnership Agreement, with the original duly executed signature of Education Realty OP GP, Inc., a Delaware corporation which is the wholly-owned subsidiary of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

                  (c) Assignment. the Assignment and any other document or instrument reasonably requested by the Contributors or required hereby.

         6.4 Fees and Expenses; Closing Costs. The Acquirer shall pay any documentary transfer taxes, escrow charges, title charges and recording taxes for fees incurred in connection with the transactions contemplated by this Agreement; provided however, that each of Acquirer and the Contributors shall pay their own legal fees and expenses.

                                  ARTICLE VII

                                 MISCELLANEOUS

         7.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing by either (i) personal delivery (including recognized overnight delivery service), (ii) confirmed facsimile transmission or (iii) certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

                  Acquirer:

                  Education Realty Operating Partnership, LP
                  530 Oak Court Drive, Suite 300
                  Memphis, TN 38117
                  Attention: Paul O. Bower
                  Fax No.: (901)259-2594

                  with a copy to:

                  Morris, Manning & Martin, LLP
                  3343 Peachtree Road, N.E., Suite 1600
                  Atlanta, Georgia 30326
                  Attention: Rosemarie A. Thurston
                  Fax No.: (571) 382-1760

                  A&O:

                  Education Realty Operating Partnership, LP
                  530 Oak Court Drive, Suite 300
                  Memphis, TN 38117
                  Attention: Paul O. Bower
                  Fax No.: (901)259-2594

                  Fremont:

                  c/o Fremont Realty Capital, L.P.
                  375 Park Avenue, Suite 3101
                  New York, New York 10152
                  Attention:  Steven A. Karpf
                  Fax No.:  (212) 771-1899

                  with a copy to:

                  Fremont Realty Capital, L.P.
                  199 Fremont Street
                  San Francisco, California 94105
                  Attention:  General Counsel
                  Fax No.:  (415) 284-8119

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

         7.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions.

         No delay or omission in the exercise of any right or remedy accruing to Contributors or Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Contributors or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to Contributors or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

         7.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

         7.4 Successors and Assigns. This Agreement may not be assigned by any party without the prior approval of the other parties hereto, except that the Acquirer may assign all of its rights and obligations to an affiliate. This Agreement shall be binding upon, and inure to the benefit of, the Contributors, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

         7.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

         7.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

         7.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         7.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date and the obligations of the parties not fully performed at the Closing (including, without limitation, those covenants and agreements contained in Sections 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 6.4, and 7.14 hereof) shall survive the Closing.

         7.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Acquirer and the Contributors, the Acquirer and Contributors shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

         7.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         7.11 Equitable Remedies. Each Contributor agrees that irreparable damage would occur to the Acquirer in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Acquirer shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement by such Contributor and to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Acquirer is entitled under this Agreement or otherwise at law or in equity.

         7.12 Time of the Essence. TIME IS OF THE ESSENCE with respect to all obligations of the parties under this Agreement.

         7.13 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

         7.14 Confidentiality. Each Contributor acknowledges that the matters relating to the REIT, the Public Offering, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, each Contributor covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Contributors' key employees, legal counsel, financial advisors, the Property Lender and any other parties to whom Contributor deems such disclosure to be necessary or desirable, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 7.14. In the event that the Contributor or its key employees, legal counsel, financial advisors, the Property Lender or any other person to whom the Information is revealed by a Contributor (collectively, the "Information Group") are requested pursuant to, or required by, applicable law (other than in connection with the Public Offering), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 7.14. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this Section 7.14, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts at Acquirer's costs to obtain reliable assurance that confidential treatment will be accorded the Information. Each Contributor acknowledges that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 7.14, and, without prejudice to any other rights and remedies otherwise available, the Contributor agrees to the seeking of granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages.

         7.15 No Joint Liability. Each of the representations and warranties and covenants of A&O on the one hand, and Fremont on the other hand, are made severally, and not jointly, and there shall be no joint liability therefor.

         7.16 Termination. If the Closing has not occurred on or before December 31, 2004, then this Agreement will terminate unless it is extended pursuant to this Section 7.16. If the Closing has not occurred on or before December 31, 2004, then the Acquirer shall have the option to extend the term of this Agreement for successive one (1) calendar month periods (each an "Extension Term") up to a maximum of three Extension Terms. If the Acquirer desires to exercise its option to extend the term of this Agreement by an Extension Term, then it must deliver written notice to Fremont not less than five (5) days prior to the termination date of this Agreement (taking into account any previously exercised extension(s) of this Agreement) together with cash or other immediately available funds paid to Fremont in the amount of $253,000 (it being acknowledged that a separate $253,000 payment will be required to be paid to Fremont for each Extension Term that the Acquirer elects to extend the term of this Agreement and that any such payment(s) shall be in addition to, and not in reduction of, the Consideration to be paid to Fremont hereunder). For the avoidance of doubt, if the Closing occurs prior to the termination of this Agreement, then there will be no requirement for the Acquirer to exercise any unexercised Extension Terms of this Agreement and the provisions of this Agreement that survive the Closing pursuant to Section 7.8 will survive the Closing and be operative following the Closing.


                    [SIGNATURES APPEAR ON FOLLOWING PAGES.]

         IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 23 day of September, 2004.

                                    CONTRIBUTORS:

                                    ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC


                                    By: /s/ Paul O. Bower
                                       ----------------------------------------
                                    Name:  Paul O. Bower
                                    Title: Chief Manager/President


                                    FSPP EDUCATION I, L.L.C.

                                    By:   Fremont Strategic Property REIT, Inc.
                                    Its:  Sole Member


                                    By: /s/ Steven A. Karpf
                                       ----------------------------------------
                                    Name: Steven A. Karpf
                                    Title: CFO and Treasurer


                                    FSPP EDUCATION II, L.L.C.

                                    By: Fremont FSPP Partners, L.P.
                                    Its: Sole Member

                                    By: Fremont Realty Capital Investors, L.P.
                                    Its: General Partner

                                    By: Fremont Resources, Inc.
                                    Its: General Partner

                                    By: /s/ Steven A. Karpf
                                       ----------------------------------------
                                    Name: Steven A. Karpf
                                    Title: Executive Vice President

                                    DESIGNEES:

                                    ALLEN & O'HARA, INC.

                                    By: /s/ Paul O. Bower
                                       ----------------------------------------
                                    Name: Paul O. Bower
                                    Title: President

                                    /s/ Thomas J. Hickey
                                    -------------------------------------------
                                    Thomas J. Hickey

                                    /s/ William W. Harris
                                    -------------------------------------------
                                    William W. Harris

                                    /s/ Randall H. Brown
                                    -------------------------------------------
                                    Randall H. Brown

                                    /s/ Wallace L. Wilcox
                                    -------------------------------------------
                                    Wallace L. Wilcox

                                    /s/ Craig L. Cardwell
                                    -------------------------------------------
                                    Craig L. Cardwell

                                    ACQUIRER:

                                    EDUCATION REALTY OPERATING PARTNERSHIP, LP

                                    By:  Education Realty OP GP, Inc., its
                                         General Partner


                                    By:  /s/ Paul O. Bower
                                       ----------------------------------------
                                    Name: Paul O. Bower
                                    Title: President and Chief Executive
                                           Officer

                                   SCHEDULE I

                        SAMPLE CONSIDERATION CALCULATION

Sale Date                                                       12/31/04      01/31/05       02/28/05       03/31/05
                                                                --------      --------       --------       --------
GROSS PORTFOLIO PRICE                                         $ 77,884,000  $ 77,884,000   $ 77,884,000  $  77,884,000
Outstanding Principal Debt Balance of Property
  Loans                                                        (50,177,719)  (50,134,298)   (50,062,080)   (50,017,979)
                                                              ------------  ------------   ------------  -------------
Closing Value                                                   27,706,281    27,749,702     27,821,920     27,866,021

FSPP Ownership Share                               87.05%
FSPP Total Consideration (all cash)                             24,118,318    24,156,116     24,218,981     24,257,371

A&O Ownership Share                                12.95%
A&O Cash Consideration                                           2,252,045     2,252,045      2,252,045      2,252,045
A&O REIT Unit Consideration                                      1,335,918     1,341,541      1,350,894      1,356,605
                                                              ------------  ------------   ------------  -------------
A&O Total Consideration                                          3,587,963     3,593,586      3,602,939      3,608,650

Amount Due FSPP at Closing
FSPP Total Consideration                                        24,118,318    24,156,116     24,218,981     24,257,371
Option Fee                                                               0       253,000        253,000        253,000
                                                              ------------  ------------   ------------  -------------
TOTAL DUE TO FSPP                                             $ 24,118,318  $ 24,409,116   $ 24,471,981  $  24,510,371

                                   SCHEDULE II

                                                                        PERCENTAGE OWNERSHIP OF COMPANY
  NAME AND ADDRESS OF CONTRIBUTOR                                                   INTERESTS
  -------------------------------                                                   ---------
     FSPP EDUCATION I, L.L.C.                                                         66.38%

     c/o Fremont Realty Capital, L.P.

     375 Park Avenue, Suite 3101

     New York, New York 10152

     Attention: Steven A. Karpf

     FSPP EDUCATION II, L.L.C.                                                        20.67%

     c/o Fremont Realty Capital, L.P.

     375 Park Avenue, Suite 3101

     New York, New York 10152

     Attention: Steven A. Karpf

                                                                                     9.7125%

ALLEN & O'HARA, INC.

     530 Oak Court Drive, Suite 300

     Memphis, Tennessee 38117-3725

THOMAS J. HICKEY                                                                     0.6475%

     c/o Allen & O'Hara, Inc.

     530 Oak Court Drive, Suite 300

     Memphis, Tennessee 38117-3725

WILLIAM W. HARRIS, III

     c/o Allen & O'Hara, Inc.                                                        0.6475%

     530 Oak Court Drive, Suite 300

     Memphis, Tennessee 38117-3725

CRAIG L. CARDWELL

     c/o Allen & O'Hara, Inc.                                                        0.6475%

     530 Oak Court Drive, Suite 300

     Memphis, Tennessee 38117-3725

RANDALL H. BROWN

     c/o Allen & O'Hara, Inc.                                                        0.6475%

     530 Oak Court Drive, Suite 300

     Memphis, Tennessee 38117-3725

WALLACE WILCOX                                                                       0.6475

     c/o Allen & O'Hara, Inc.

     530 Oak Court Drive, Suite 300

     Memphis, Tennessee 38117-3725

                                    EXHIBIT A

                               Disclosure Schedule

1.1 - Property Loans.


                                   ORIGINAL                                     PRINCIPAL
                                  PRINCIPAL   ORIGINATION  INTEREST  MATURITY   BALANCE AT
    PROPERTY          LENDER        AMOUNT       DATE       RATE      DATE       MATURITY
EPT Athens I, LLC     Bank of
                   America, N.A.  15,280,000   4/2001      7.15      5/1/2006  $14,475,400

EPT Clemson I, LP     Bank of
                   America, N.A.  12,280,000   4/2002      6.63      5/1/2007  $11,563,330

EPT Tallahassee       Bank of
   I, LLC          America, N.A.   4,900,000   4/2001      7.15      5/1/2006  $ 4,641,980

EPT Tucson I, LLC     Bank of
                   America, N.A.  19,300,000   4/2002      6.63      5/1/2007  $18,173,640

                                   OUTSTANDING    OUTSTANDING    OUTSTANDING    OUTSTANDING
                                    PRINCIPAL      PRINCIPAL      PRINCIPAL      PRINCIPAL
                                  BALANCE AS OF  BALANCE AS OF  BALANCE AS OF  BALANCE AS OF
    PROPERTY          LENDER        12/31/04        1/31/05        2/28/05        3/31/05
EPT Athens I, LLC     Bank of
                   America, N.A.   $14,741,679    $14,729,240    $14,707,949    $14,695,303

EPT Clemson I, LP     Bank of
                   America, N.A.   $11,941,180    $11,930,683    $11,913,534    $11,902,880

EPT Tallahassee       Bank of
   I, LLC          America, N.A.   $ 4,727,371    $ 4,723,382    $ 4,716,554    $ 4,712,499

EPT Tucson I, LLC     Bank of
                   America, N.A.   $18,767,489    $18,750,992    $18,724,041    $18,707,295

2.2(a) - Organization.

         Company
                  State of Formation - Delaware
                  Members - FSPP Education I, L.L.C., FSPP Education II, L.L.C. and Allen & O'Hara Educational Properties, LLC

         EPT Athens I, LLC
                  State of Formation - Delaware
                  Member: The Company

         EPT Clemson I, LLC
                  State of Formation - Delaware
                  Member: The Company

         EDR Clemson I, LP
                  State of Formation - Delaware
                  Partners: EDR Clemson I GP, LLC is the general partner and the Company is the limited partner.

         EDR Clemson I GP, LLC
                  State of Formation - Delaware
                  Member: The Company

         EPT Tucson I, LLC
                  State of Formation - Delaware
                  Member: The Company

         EPT Tallahassee I, LLC
                  State of Formation - Delaware
                  Member: The Company

2.2(e) - Ownership of Company Interests. See Schedule 2.2(a).

2.2(f) - Consents.

         The lenders of the Property Loans

2.2(h) - Property.

    1. EPT Tallahassee:

                  That parcel of property lying and being in Section 34, Township 1 North, Range 1 West, Leon County, Florida described in Official Records Book 1208, Page 2127 of the Public Records of Leon County, Florida, and being more particularly described as follows:

                  Commence at a found 3/4" iron pipe lying on the West right of way boundary of Ocala Road marking the Northeast corner of Lot 30 of Pinecrest, a subdivision as per map or plat thereof recorded in Deed Book "RR". Pages 588 and 589 of the Public Records of Leon County, Florida, and run thence South 00 degrees 01 minute 00 seconds East (bearing base) along said right of way boundary a distance of 250.00 feet to a point; thence South 89 degrees 59 minutes 00 seconds West
         14.50 feet to the POINT OF BEGINNING. From said POINT OF BEGINNING and leaving said right of way continue South 89 degrees 59 minutes 00 seconds West 315.50 feet to a concrete monument, thence South 00 degrees 01 minute 00 seconds East 50.00 feet to a concrete monument, thence South 89 degrees 59 minutes 00 seconds West 180.00 feet to a concrete monument, thence South 00 degrees 01 minute 00 seconds East
         150.00 feet to a concrete monument, thence South 89 degrees 59 minutes 00 seconds West 150.00 feet to a concrete monument, thence South 00 degrees 01 minute 00 seconds East 474.63 feet to a concrete monument on the North boundary of Westwood Shopping Center as described in Official Records Book 1089, Pages 1319-1326 of the Public Records of Leon County, Florida, thence North 89 degrees 35 minutes 19 seconds East along said North boundary a distance of 40.14 feet to a concrete monument, thence South 00 degrees 17 minutes 55 seconds West along the East boundary of said Westwood Shopping Center a distance of 73.56 feet to a 1/2" re-bar, thence North 89 degrees 17 minutes 58 seconds East along said North boundary of Westwood Shopping Center a distance of
         605.44 feet to a concrete monument of the aforesaid West right of way boundary of Ocala Road, thence North 00 degrees 00 minutes 42 seconds East along said West right of way boundary a distance of 740.69 feet to the POINT OF BEGINNING; containing 10.067 acres, more or less, as per ALTA/ACSM Land Title Survey of Players Club Apartments, prepared by Broward Davis & Assoc., Inc., bearing the certification of Larry E. Davis, Registered Florida Land Surveyor No. 2295, dated January 19, 2001, last revised March 21, 2001.

    2. EPTAthens:

                  All that tract or parcel of land lying in and being a part of the 1899th Georgia Military District, Athens-Clarke County, Georgia, being known and designated as tract one containing 10.356 acres, as shown on a plat entitled ALTA/ACSM Land Title Survey for the Abbey at Athens, dated February 16, 2001, by Benefield and Associates Land Surveying, said property being more particularly described as follows:

                  Beginning at a right of way post situated at the point of intersection formed by the westerly right of way of Barnett Shoals Road (88' right of way) with the northerly right of way of Dennis Road (30' right of way) and running thence South 14 degrees 36 minutes 40 seconds West 20.15 feet along the northerly right of way of Dennis Road to a right of way post. Thence South 53 degrees 53 minutes 19 seconds West
         578.66 feet along said northerly right of way to a one half inch rebar. Thence South 54 degrees 31 minutes 29 seconds West 224.15 feet along said northerly right of way to a one half inch rebar. Thence South 54 degrees 32 minutes 03 seconds West 1190.87 feet to a 28 inch white oak with an 'X' mark. Thence North 54 degrees 04 minutes 23 seconds West
         226.96 feet to a one half inch rebar on the easterly right of way of International Drive (one hundred foot right of way). Thence following the easterly right of way of International Drive North 0 degrees 21 minutes 43 seconds East 381.88 feet to a one half inch rebar. Thence South 40 degrees 22 minutes 08 seconds East 54.86 feet to a one inch open top pin. Thence North 54 degrees 54 minutes 54 seconds East 253.64 feet to a one half inch rebar. Thence South 35 degrees 56 minutes 01 seconds East 303.54 feet to a one half inch rebar. Thence North 54 degrees 50 minutes 50 seconds East 1595.36 feet to one half inch rebar on the westerly right of way of Barnett Shoals Road. Thence South 36 degrees 01 minutes 43 seconds East along said westerly right of way
         73.31 feet to a right of way post. Thence an arc measurement of 63.35 feet, counterclockwise rotation with a radius of 5773.58 feet along said westerly right of way line. The chord measurement thereof being South 36 degrees 29 minutes 01 seconds East 63.35 feet to the beginning right of way post.

    3. EPT Clemson:

                  All that certain piece, parcel or lot of land, together with all improvements thereon, and all easements appurtenant thereto, containing 12.61 acres and located at the intersection of Vickery Drive and S.C. Highway 93 (West Main Street), in the Town of Central, Pickens County, South Carolina, and being more fully described, shown and designated on an ALTA/ACSM Land Title Survey for Berkshire Commons by Ray Dunn Land Surveyor dated September 9, 1999, and recorded in the Office of the Register of Deeds for Pickens County in Plat Book 362, at Page 12, which survey is incorporated herein by reference, and also shown on an ALTA/ACSM Land Title Survey prepared for EPT Clemson I, LLC, by Ray Dunn Land Surveyor, dated December 19, 2001, and recorded in the Office of the Register of Deeds for Pickens County in Plat Book 441, pages 18 and 19 (the "Survey"), which Survey was subsequently revised March 27, 2002, and having the following metes and bounds, as shown on the Survey:

                  Beginning at an IPF on the right-of-way of SC Hwy. 93 and noted as P.O.B. and running along the property line of Audrey V. Vickery S 64 39' 13" E for a distance of 516.11' to an IPS; thence, continuing along the line of Audrey V. Vickery S 83 28' 31" E for a distance of 366.86' to an IPF; thence continuing along property of Audrey V. Vickery S 06 40' 260" W for a distance of 73.51' to a CMF; thence, leaving Vickery property and running along the property of W. Wallace Gregory S 09 10' 52" W for a distance of 164.95' to a CMF; thence, running along property of Eliz O. Oglesby S 09 02' 43" W for a distance of 455.01' to an IPF at Oglesby Lane; thence, leaving Oglesby Lane and running along property of Sterling House Corp. N 51 53' 55" W for a distance of 229.30' to an IPF; thence continuing N 54 44' 35" W for a distance of 80.98' to an IPF; thence, continuing N 57 46' 41" W for a distance of 120.48' to an IPF; thence continuing S 40 58' 51" W for a distance of 283.04' to an IPF on the right-of-way of Vickery Drive; thence, running along the right-of-way of Vickery Drive the following courses and distances: N 32 52' 01" W for a distance of 339.94' to an NCS; thence N 34 12' 05" W for a distance of 71.02' to an IPS; thence, N 40 26' 45" W for a distance of 58.03' to an IPS; thence N 53 28' 30" W for a distance of 50.19' to an IPS; thence N 65 42' 19" W for distance of 48.50' to a NCS on the right-of-way of SC Hwy. 93; thence along said right-of-way N 18 20' 09" E for a distance of 422.20' to an IPF; thence N 18 27' 45" for a distance of 73.86' to the POINT OF BEGINNING.

    4. EPT Tucson:

                  A part of Government Lot 3, Section 19, Township 13 South, Range 14 East, Gila and Salt River Base and Meridian, Pima County, Arizona, including part platted as Haynes Rillito Subdivision, as recorded in Book 3 of Maps and Plats at page 8, and part platted as Limberlost Fields II, as recorded in Book 32 of Maps and Plats at page 19, Pima County Recorder's Office, described as follows:

                  Commencing at the Brass Cap in Handwell at the centerline intersection of North First Avenue and Limberlost Road, monumenting at the southwest corner of said Lot 3; thence North 89 degrees 33 minutes 32 seconds East along the centerline of Limberlost Road as shown in Book 1 of Road Maps at page 89, a distance of 1,361.06 feet to the southerly prolongation of the west line of the amended plat of Rillito River Estates, as recorded in Book 23 of Maps and Plats at page 76, Pima County Recorder's Office; thence North 00 degrees 22 minutes 21 seconds East along the said prolongation, a distance of 30.00 feet to the point of beginning on the north right of way line of Limberlost Road; thence South 89 degrees 33 minutes 32 seconds West along the said north right of way line, a distance of 377.19 feet to the west line of the land described in Docket 6664 at page 45; thence North 00 degrees 16 minutes 54 seconds East along the said west line, a distance of
         342.65 feet to the north line of the land described in Docket 6664 at page 41; thence South 89 degrees 45 minutes 42 seconds West along the said north line, a distance of 215.00 feet to the east line of the land described in Docket 6085 at page 941; thence North 00 degrees 00 minutes 31 seconds West, along the said east line, a distance of 283.18 feet to the south line of Lot 10 of said Haynes Rillito Subdivision; thence South 89 degrees 52 minutes 00 seconds West along the said south line, a distance of 110.00 feet to a found 1" open pipe monumenting the west line of Lot 10; thence North 00 degrees 14 minutes 49 seconds East along the said west line, a distance of 290.00 feet to a line 290.00 feet north of and parallel with the south line of

         Lot 10; thence North 89 degrees 52 minutes 00 seconds East along the said parallel line, a distance of 55.00 feet to the east line of the land described in Docket 5484 at page 378; thence North 00 degrees 14 minutes 49 seconds East along the said east line, a distance of 368.91 feet to the north line of Government Lot 3 and the north line of Lot 10; thence North 89 degrees 53 minutes 44 seconds East along the said north line of Lot 3, a distance of 651.03 feet to the said west line of the amended Plat of Rillito River Estates; thence South 00 degrees 22 minutes 21 seconds West among the-said west line, a distance of 1,282.02 feet to the POINT OF BEGINNING.

                  Except additional 15 feet dedicated for Limberlost road by recorded Plat of Jefferson Commons at Tucson as recorded in Book 51 of Maps and Plats at page 82.

                  Said parcel of land is now known as Lot 1 of Jefferson Commons at Tucson, a subdivision of Pima County, Arizona according to the map or plat thereof of record in the Office of the County Recorder of Pima County, Arizona in Book 51 of Maps and Plats at page 82 thereof.

2.2(j)   - Leases. None

2.2(m)   - Liens on Personal Property. None

2.2(n)   - Employees. None

2.2(r)   - Property Management Agreements.

     1. Student Housing Management Agreement, dated as of April 2, 2001, between EPT Athens I, LLC, a Delaware limited liability company, and Allen & O'Hara Education Services, LLC, a Tennessee limited liability company.

     2. Student Housing Management Agreement, dated as of January 25, 2002, between EPT Clemson I, LLC, a Delaware limited liability company, and Allen & O'Hara Education Services, LLC, a Tennessee limited liability company.

     3. Student Housing Management Agreement, dated as of April 2, 2001, between EPT Tallahassee I, LLC, a Delaware limited liability company, and Allen & O'Hara Education Services, LLC, a Tennessee limited liability company.

     4. Student Housing Management Agreement, dated as of January 25, 2002, between EPT Tucson I, LLC, a Delaware limited liability company, and Allen & O'Hara Education Services, LLC, a Tennessee limited liability company.

2.2(s)   - No Agreement to Sell. None.

                                    EXHIBIT B

                                   Assignment

         ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC, a Tennessee limited liability company, FSPP EDUCATION I, L.L.C., a Delaware limited liability company and FSPP EDUCATION II, L.L.C., a Delaware limited liability company (collectively referred to as the "Assignor") for good and valuable consideration paid to the Assignor by Education Realty Operating Partnership, LP, a Delaware limited partnership ("Assignee"), pursuant to the Contribution Agreement dated as of _______________, 2004, by and between Assignor and Assignee (the "Agreement") and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, does hereby sell, assign, transfer, convey and deliver all of it right, title and interest to the Company Interests to Assignee, its successors and assigns, free and clear of all liens, encumbrances, security interests, prior assignments, conditions, restrictions, claims, and other matters affecting title thereto. Assignor transfers the Company Interests "AS IS" and "WHERE AS" and makes no representations or warranties as to itself or the Company Interests except as is expressly set forth in the Agreement.

         Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be signed by a duly authorized officer this ____ day of _______, 2004.

                                     CONTRIBUTORS:

                                     ALLEN & O'HARA EDUCATIONAL PROPERTIES, LLC

                                     By:________________________________________
                                     Name: Paul O. Bower
                                     Title: Chief Manager/President

                                     FSPP EDUCATION I, L.L.C.

                                     By: Fremont Strategic Property REIT, Inc.
                                     Its: Sole Member

                                     By:________________________________________
                                     Name: Steven A. Karpf
                                     Title: CFO and Treasurer

                                     FSPP EDUCATION II, L.L.C.

                                     By: Fremont FSPP Partners I, L.P.
                                     Its: Sole Member

                                     By:________________________________________
                                     Name: Steven A. Karpf
                                     Title: Executive Vice President

         Assignee hereby accepts the Company Interest and agrees to assume all of the obligations and liabilities arising in respect thereof on and after the date of this Assignment.

                                            EDUCATION REALTY OPERATING
                                            PARTNERSHIP, LP

                                            By: Education Realty OP GP, Inc.,
                                                its General Partner

                                            By:_________________________________
                                            By:_________________________________
                                            Name: Paul O. Bower
                                            Title: President and Chief Executive
                                                   Officer

                                    EXHIBIT C
                              Termination Agreement

                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Termination"), is made and entered into effective as of ______ ____, 2004, by and among Allen & O'Hara Education Services, LLC, a Tennessee limited liability company (the "Company"), Allen & O'Hara, Inc., a Tennessee corporation ("A&O"), Student Management Associates, LLC, a Tennessee limited liability company ("SMA"), Fremont Strategic Property Partners, L.P., a Delaware limited partnership ("F1"), and Fremont FSPP Partners, L.P., a Delaware limited partnership ("F2").

                              W I T N E S S E T H:

         WHEREAS, the Company, F1 and F2 are parties to that certain Purchase Option Agreement dated April 2, 2001 (the "Agreement");

         WHEREAS, FSPP Education I, L.L.C., a Delaware limited liability company ("FSPP I"), and FSPP Education II, L.L.C., a Delaware limited liability company ("FSPP II"), affiliates of F1 and F2, are parties to that certain Contribution Agreement (the "Contribution Agreement") with Allen & O'Hara Educational Properties, LLC, a Tennessee limited liability company, and Education Realty Operating Partnership, LP, a Delaware limited partnership;

         WHEREAS, a condition to the closing of the transactions contemplated in the Contribution Agreement is the execution of this Termination by F1 and F2; and

         WHEREAS, F1 and F2, affiliates of FSPP I and FSPP II, will receive a direct financial benefit from the transactions contemplated by the Contribution Agreement, and A&O and SMA, members of the Company, will receive a direct financial benefit from the termination of the Agreement.

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Confirmation of Recitals. The undersigned hereby confirm, acknowledge, and agree that the above recitals are true and correct in all respects.

         2. Termination. The Agreement is hereby terminated and of no further force and effect, effective as of the date set forth above.

         3. Entire Agreement. This Termination sets forth the entire understanding among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Termination. Following the execution of this Termination by the parties hereto, all provisions of, rights granted and covenants made in the Agreement are hereby waived, released, superseded and terminated in their entirety and shall have no further force or effect.

         4. Counterparts. This Termination may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Termination effective as of the date first written above.

                                       FREMONT STRATEGIC PROPERTY PARTNERS, L.P.

                                       By: Fremont FRCI Investors, L.P., its
                                             general partner

                                          By: Fremont Realty Capital Investors,
                                                L.P., its general partner

                                             By: Fremont Resources, Inc., its
                                                   general partner

                                               By:______________________________
                                                Name:___________________________
                                                Title:__________________________

                                       FREMONT FSPP PARTNERS, L.P.

                                       By: Fremont Realty Capital Investors,
                                             L.P., its general partner

                                           By: Fremont Resources, Inc., its
                                                 general partner

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                       ALLEN & O'HARA EDUCATION SERVICES, LLC

                                       By: Allen & O'Hara, Inc., its managing
                                             member

                                         By:____________________________________
                                               Paul O. Bower, President

                                       ALLEN & O'HARA, INC.

                                         By:____________________________________
                                               Paul O. Bower, President

                                       STUDENT MANAGEMENT ASSOCIATES, LLC

                                       By: Allen & O'Hara, Inc., its managing
                                             member

                                         By:____________________________________
                                               Paul O. Bower, President

                                       C-2